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                                                       Safety-Kleen Corp.
                                                       1000 N. Randall Road
                                                       Elgin, Illinois 60123

                                                       (847) 697-8460

                                                       For further information:

FOR IMMEDIATE RELEASE                                 Contact: Maureen Fisk
                                                               847/468-2452



                        SAFETY-KLEEN CORP. FILES SUIT IN
                             FEDERAL DISTRICT COURT


            Elgin, Illinois -- November 18, 1997 -- Safety-Kleen Corp. (NYSE:SK) today announced that it filed a lawsuit yesterday in Federal District Court for the Northern District of Illinois against Laidlaw Environmental Services, Inc. ("LES"). The suit seeks a declaratory judgment that LES has violated the "gun jumping" prohibition of federal securities law by certain of its public announcements which were made before SEC registration of the securities LES proposes to use in its hostile offer for Safety-Kleen.

            Those announcements include Laidlaw Environmental's request for a Safety-Kleen shareholders' meeting to override certain shareholder protective provisions of Wisconsin law. Accordingly, the lawsuit asserts that LES's public announcement of its call for a shareholders' meeting is not permitted until its SEC registration is effective. The suit also challenges LES's right under Wisconsin law to demand such a meeting of shareholders at this time.

            Safety-Kleen is an environmental and industrial service company dedicated to helping businesses recycle and process their waste streams. Safety-Kleen shares are traded on the New York Stock Exchange under the symbol "SK".

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